Exhibit 99.1

Blackstone to Spin Off Financial Advisory Business

Business to be Combined with PJT Partners

Paul J. Taubman to Become Chairman and CEO

New York, October 10, 2014. Blackstone (NYSE:BX) today announced that its Board of Directors has approved a plan to spin off its financial and strategic advisory services, restructuring and reorganization advisory services, and its Park Hill fund placement businesses and combine these businesses with PJT Partners, an independent financial advisory firm founded by Paul J. Taubman. The parties expect the transaction to close in 2015.

The new entity will be an independent, publicly traded company, which will be led by Mr. Taubman, 53, as Chairman and Chief Executive Officer. Prior to founding PJT Partners, Mr. Taubman spent 30 years at Morgan Stanley where he served as Co-President of the Institutional Securities Group. Prior to becoming Co-President, he was the Head of Global Investment Banking and Head of its Global Mergers and Acquisitions Department. Since leaving Morgan Stanley, Mr. Taubman, acting independently, has advised corporate clients on some of the largest M&A transactions in recent years and began building an elite team of senior bankers to form PJT Partners.

Upon completion of the spin-off, Blackstone’s current unitholders will initially own approximately 65% of the new entity. Blackstone’s advisory employees will roll their Blackstone units into the new company and, combined with Mr. Taubman and his partners, will initially own approximately 35% of the company. Mr. Taubman will serve as Chairman of the Board of Directors of the new company, which will also include four independent directors.

Stephen A. Schwarzman, Blackstone’s Chairman, CEO and Co-Founder, commenting on the announcement, said, “Blackstone began as an advisory firm nearly 30 years ago. The decision to spin off these businesses is possible because of our success in growing them over the past 30 years. As the largest alternative asset manager in the world, and with our investing areas considerably broader and larger than even a few years ago, we have not been free to aggressively grow our advisory businesses further out of concern for potential conflicts. The separation of our investing and advisory areas will create new growth opportunities for both businesses.”

Mr. Schwarzman continued, “Paul is one of the preeminent investment bankers in the world. He has had an impressive career over three decades as a strategic advisor to Fortune 500 corporations and as a senior Wall Street executive at one of the most respected financial institutions. With this experience, along with his recent success founding and growing an independent financial advisory business and his proven ability to attract top talent to his new firm, I am confident that Paul will help create the best advisory business on the Street. And, while we will truly miss the daily interaction with our advisory colleagues, we look forward to working with them as clients in the future.”

Added Mr. Taubman, “This is a unique opportunity to combine the legacy, scale and scope of a well-established business while capturing the entrepreneurial energy of a new firm to better serve clients. Further, by eliminating the potential conflicts that existed as part of the world’s largest alternative asset manager, these three businesses will now be positioned for significant growth. The new enterprise will include the leading restructuring franchise on the Street, a market-leading fund placement business and a strategically important advisory practice. By combining resources, we have an opportunity to establish a new leader in the advisory space and the premier destination for talent.”

Blackstone’s advisory business has a demonstrated record of excellence and performance over a nearly 30-year period, including a #1 ranking in both global announced and completed restructuring transactions. The new company will be well-positioned to capitalize on favorable industry trends, better serve its clients and enhance its growth prospects by operating independently. In addition, Blackstone and its portfolio companies will be free to hire the new company and benefit from its world-class expertise.

Excluding capital markets revenues attributable to Blackstone’s Financial Advisory segment that will not be part of the transaction, Blackstone’s advisory businesses generated approximately $380 million of revenue for the twelve months ending June 30, 2014.

The transaction is intended to be tax-free to Blackstone and Blackstone’s unitholders. The completion of the transaction is subject to the satisfaction or waiver of certain customary closing conditions, including the effectiveness of a registration statement with the U.S. Securities and Exchange Commission, the receipt by Blackstone of an opinion from its tax counsel as to the tax-free nature of the transaction and certain regulatory approvals. The transaction will not be subject to a vote of Blackstone’s common unitholders. There can be no assurance that the transaction will ultimately be consummated, or, as to its timing in the event the transaction is consummated.

Simpson Thacher & Bartlett LLP is acting as legal counsel to Blackstone in this transaction.Weil, Gotshal & Manges LLP is acting as legal counsel to PJT Partners.

Investor Conference Call

Blackstone will host a conference call on October 10, 2014 at 2:00 pm. ET to discuss the transaction. The conference call can be accessed via the Investors section of Blackstone’s website at www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 532 200 24#. For those unable to listen to the live broadcast, a replay will be available on www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 99189263.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our asset management businesses, with almost $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

About PJT Partners

PJT Partners is a next generation financial advisory firm. Our team of elite practitioners provides expertise and innovative advice to clients across industries on transformative strategic events including mergers, acquisitions, divestitures, and corporate reorganizations as well as defense, capital structure and capital-raising.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 , including, among others, statements that relate to Blackstone’s intent to create a new independent public company as a result of the spin-off and acquisition of PJT Partners, the potential of and opportunities for the new company following the transaction, the expected benefits of the transaction, the tax-free nature of the transaction and the timing of the transaction. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties that could cause actual outcomes or results to differ materially from those indicated in these statements. Such risks and uncertainties, include, but are not limited to: Blackstone’s ability to timely obtain, if ever, necessary regulatory approvals or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Blackstone’s common units and on Blackstone’s operating results because of its inability to timely complete, if ever, the proposed transaction; Blackstone’s ability to fully realize the expected benefits of the proposed transaction; negative effects of announcement or consummation of the proposed transaction on the market price of Blackstone’s common units; significant transaction costs and/or unknown liabilities; general economic and business conditions that affect Blackstone and the new company in connection with the proposed transaction; unanticipated expenses; tax law changes; changes in capital market conditions; the impact of the proposed transaction on Blackstone’s and the new company’s professionals, employees, investors and clients; future opportunities that the board of directors of Blackstone’s general partner may determine present greater potential to increase value for unitholders; and the ability of the the new company to operate independently following the spin-off.

For further information regarding risks and uncertainties associated with Blackstone’s businesses, please refer to the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com For PJT Partners: Steve Frankel/Jonathan Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 (212) 355-4449	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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